Exhibit 10.3

AMENDED AND RESTATED NOTE FUNDING AGREEMENT
Between

HORIZON FUNDING II, LLC,

as Issuer,

and

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

PACIFIC LIFE INSURANCE COMPANY

and

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

as the Initial Purchasers

dated as of May 23, 2025

TABLE OF CONTENTS

TABLE OF CONTENTS

Page

EXHIBITS

Exhibit A	Form of Advance Request

SCHEDULES

Schedule I	Commitments

This AMENDED AND RESTATED NOTE FUNDING AGREEMENT (this “Agreement”), dated as of May 23, 2025, is by and among Horizon Funding II, LLC, a Delaware limited liability company, as Issuer (the “Issuer”), Teachers Insurance and Annuity Association of America, Pacific Life Insurance Company and The Lincoln National Life Insurance Company, as initial purchasers (together with their respective successors and assignees, the “Initial Purchasers”). This Agreement amends, restates and supersedes in its entirety that certain Note Funding Agreement, dated as of June 21, 2024, by and among the Issuer and the Initial Purchasers (the “Existing Note Funding Agreement”). The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel, release or extinguish, or constitute a novation in respect of, the obligations and liabilities of the Issuer and the other Horizon Parties arising under the Existing Note Funding Agreement.

RECITALS

WHEREAS, the Issuer will issue the Notes (the “Notes”) pursuant to an Indenture, dated as of June 21, 2024 (as amended by that certain First Supplemental Indenture, dated as of the date hereof, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”);

WHEREAS, the Initial Purchasers previously acquired such Notes and have committed to fund Advances (as defined below) in an amount not to exceed the Commitment Amount (as defined below);

WHEREAS, reference is made to the Note Funding Agreement, dated as of June 21, 2024 (the “Original Agreement”), by and among the Issuer and the Initial Purchasers;

WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety, pursuant to and in accordance with Section 7.1 of the Original Agreement;

WHEREAS, the Initial Purchasers desire to acquire such Notes (the “Notes”) and have, subject to and in accordance with the terms of the Indenture and this Agreement, a commitment to make Advances.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Sale and Servicing Agreement. Additionally, the following terms shall have the following meanings:

“Advance” means an advance made by the Initial Purchasers to the Issuer under and in accordance with the terms of this Agreement.

“Advance Account” shall mean, unless another account is specified by the Issuer in the Advance Request, the Principal Reinvestment Account.

“Advance Availability” means, for any Advance Date, the lesser of (i) the Commitment Amount minus the Aggregate Outstanding Note Balance and (ii) the Borrowing Base minus the Aggregate Outstanding Note Balance, in each case measured as of the Business Day before the Issuer’s delivery of an Advance Request (giving pro forma effect to the Advance requested and any Loans to be acquired on the proposed Advance Date). Following the occurrence of the Investment Period Termination Date, the Advance Availability shall be zero.

“Advance Date” means the day on which the Initial Purchasers make an Advance in accordance with and subject to the terms and conditions of this Agreement.

“Advance Request” means a written notice in the form of Exhibit A, to be used by the Issuer to request the funding of an Advance from the Initial Purchasers.

“Closing Date” has the meaning specified in Section 4.1.

“Commitment Amount” means, collectively, the commitment of the Initial Purchasers to fund Advances during the Funding Period in an amount not to exceed $200,000,000 in the aggregate outstanding at any given time; provided that the amount may be increased at the mutual discretion and agreement of the Issuer and the Initial Purchasers; provided that, if the Aggregate Outstanding Note Balance is less than $25,000,000 as of November 30, 2025, the Commitment Amount will be automatically (x) reduced to $25,000,000, beginning on December 1, 2025 and (y) increased thereafter to an aggregate amount not to exceed $200,000,000, beginning on January 1, 2026, in each case, without any further action by any party to the Transaction Documents. The Commitment Amounts of the Initial Purchasers are set forth on Schedule I hereto (as may be amended from time to time with the consent of the Initial Purchasers).

“Funding Period” means the period commencing on the Closing Date and ending on the earlier to occur of (i) 12 months after the Closing Date and (ii) the Investment Period Termination Date.

“Indenture” has the meaning specified in the recitals.

“Initial Advance” has the meaning specified in Section 2.1(a).

“Initial Purchasers” is defined in the Preamble.

“Original Agreement” is defined in the recitals.

“Private Rating Letter” has the meaning specified in the Note Purchase Agreement.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Sale and Servicing Agreement” means that certain sale and servicing agreement, as amended by that certain Amendment No. 1, dated as of the date hereof, and as may be further amended, by and among the Issuer, Horizon Technology Finance Corporation, as Servicer, Originator and Seller, U.S. Bank Trust Company, National Association, as Trustee, and U.S. Bank National Association, as Backup Servicer, Custodian, Lockbox Bank and Securities Intermediary.

SECTION 1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the meanings defined herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)    As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 hereof, and accounting terms partially defined in Section 1.1 hereof to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

(c)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, and Exhibit references contained in this Agreement are references to Sections, subsections and the Exhibits in or to this Agreement unless otherwise specified.

ARTICLE II

PURCHASE OF NOTES; ADVANCES

SECTION 2.1 Purchase of Notes; Initial Advance; Commitment. (a) On the terms and subject to the satisfaction of the conditions set forth in this Agreement and Section 2.02 of the Sale and Servicing Agreement, and in reliance on the covenants, representations, warranties and agreements set forth herein and therein, the Issuer has sold to the Initial Purchasers and each Initial Purchaser has purchased on the Closing Date, Notes with initial Outstanding Note Balances of at least $50,000,000(the “Initial Advance”). Subject to the terms and conditions of this Agreement, each of the Initial Purchasers, severally, but not jointly, reaffirms their obligation to make Advances to the Issuer in an amount up to the Initial Advance as of the Closing Date.

(b)    Subject to the terms and conditions of this Agreement, during the Funding Period, each Initial Purchaser agrees to make Advances to the Issuer in an amount not to exceed its Percentage Interest of the Advance Availability in effect for each Advance Date. The Initial Purchasers shall have no obligation to make Advances hereunder to the extent any additional Advances would cause the Aggregate Outstanding Note Balance to exceed the Commitment Amount. Amounts advanced pursuant to this Agreement may be repaid in accordance with Section 7.05(b)(i)(2) of the Sale and Servicing Agreement. For the avoidance of doubt, amounts so prepaid may not be re-borrowed.

(c)    Nothing contained herein shall confer upon any Initial Purchaser any interest in, or subject any Initial Purchaser to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Initial Purchaser. No Initial Purchaser shall have any liability for the acts of any other Initial Purchaser. No Initial Purchaser shall be responsible to Issuer or any other Person for any failure by any other Initial Purchaser to fulfill its obligations to make credit available hereunder, nor to advance for such Initial Purchaser or on its behalf, nor to take any other action on behalf of such Initial Purchaser hereunder or in connection with the financing contemplated herein.

(d)    No Initial Purchaser shall be obligated to make an Advance under this Agreement and each other Transaction Document upon the earlier to occur of (i) the expiration of the Funding Period and (ii) the date upon which such Initial Purchaser shall have made Advances in an aggregate amount equal to the Commitment Amount of such Initial Purchaser.

SECTION 2.2 Procedures for Advances. (a) On the terms and conditions hereinafter set forth, the Issuer may, by delivery of an Advance Request to the Initial Purchasers and the Trustee, from time to time, on any Business Day during the Funding Period, request that each Initial Purchaser make Advances to it in an amount which, at any time, shall not exceed its Percentage Interest of the Advance Availability in effect for the proposed Advance Date.

(b)   Each Advance Request shall be delivered not later than 1:00 P.M. (New York time) on the date which is three (3) Business Days prior to the requested Advance Date; provided, however, that the Issuer may revoke an Advance Request upon written notice to the Initial Purchasers delivered not later than 3:00 P.M. (New York time) on the Business Day prior to the requested Advance Date.

(c)    Each Advance Request shall contain the following information:

(i)    the proposed Advance Date;

(ii)    the amount of the requested Advance;

(iii)    the Advance Availability for such Advance Date;

(iv)    the amount of Principal Proceeds to be withdrawn from the Collection Account and deposited to the Principal Reinvestment Account on such Advance Date;

(v)    the Advance Account to which the Advance should be funded; and

(vi)    a certification that, as of the related Advance Date, the conditions set forth in Section 3.1 hereof have been satisfied.

(d)    Each Advance Request must be accompanied by (i) a Borrowing Base Certificate as of the Business Day before the Issuer’s delivery of such Advance Request (giving pro forma effect to the Advance requested and any Loans to be acquired on the proposed Advance

Date) and (ii) an updated List of Loans (including any Loans to be acquired on such Advance Date).

(e)    On each Advance Date, upon the satisfaction of the applicable conditions set forth in this Section 2.2 and ARTICLE III hereof, the Initial Purchasers shall transfer to the Advance Account, an amount equal to the requested Advance. Each wire transfer of an Advance to the Issuer shall be initiated by the Initial Purchasers at the later of (i) 12:00 P.M. (New York time) on the applicable Advance Date and (ii) satisfaction of the conditions set forth in Section 3.1 hereof.

ARTICLE III

CONDITIONS TO ADVANCES

SECTION 3.1 Conditions Precedent to Advances. (a) The Initial Purchasers shall not be obligated to make an Advance on any Advance Date unless the following conditions have been satisfied or waived by the Initial Purchasers:

(i)     The representations and warranties of the Issuer in Section 3.25 of the Indenture and of the Servicer and the Originator, as applicable, set forth in Sections 3.01, 3.02, 3.04 and 3.06 of the Sale and Servicing Agreement are true and correct in all respects on the Closing Date and in all material respects or in all respects for any representation or warranty already qualified by materiality on any other Advance Date on and as of such Advance Date, before and after giving effect to such Advance;

(ii)    The Funding Period shall not have terminated and as of the date of the Advance Request, no Rapid Amortization Event has occurred since the Closing Date;

(iii)   No Event of Default, Rapid Amortization Event or Servicer Default has occurred since the Closing Date and is continuing or will occur, after giving effect to such Advance;

(iv)   After giving effect to such Advance and to the application of proceeds therefrom, the Aggregate Outstanding Note Balance will not exceed the Borrowing Base;

(v)    After giving effect to such Advance and to the application of proceeds therefrom, the Aggregate Outstanding Note Balance shall not exceed the Commitment Amount;

(vi)   The Issuer shall have caused the Required Loan Documents for any Loans being acquired on such Advance Date to be delivered to the Custodian in accordance with the Sale and Servicing Agreement; and

(vii)  To the extent the Issuer is directing that Principal Proceeds be withdrawn from the Collection Account and deposited to the Principal Reinvestment Account on such Advance Date, the Issuer reasonably believes that funds on deposit in the Collection Account will be sufficient to pay Required Payments on the next Payment Date.

(b)    To the extent the Initial Purchasers shall fund an Advance on an Advance Date, it shall be deemed to have agreed that each of the foregoing conditions have been satisfied or waived as to such Advance and Advance Date.

(c)    The Issuer shall have issued one or more Notes under the Indenture in respect of such Advances, which Notes shall include a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO).

ARTICLE IV

AMENDMENT

SECTION 4.1 Closing. The closing of the purchase of the Notes and the funding of the Initial Advance will be held on or about 10:00 A.M. (New York time), on May 23, 2025 (the “Closing Date”).

SECTION 4.2 Transactions to be Effected at the Closing. On the Closing Date, simultaneously (i) the Issuer shall deliver the Notes to the Initial Purchasers, (ii) the Originator will sell, convey and assign all its right, title and interest in the Initial Loan Assets to the Issuer in accordance with Section 2.02 of the Sale and Servicing Agreement, and (iii) the Initial Purchasers shall transfer to the Advance Account, for deposit in same day funds, the Initial Advance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE INITIAL PURCHASERS

SECTION 5.1 Securities Laws; Transfer Restrictions. Each Initial Purchaser represents and warrants that:

(a)    it has (i) reviewed the Indenture, the Sale and Servicing Agreement and all other documents which have been provided by the Issuer to it with respect to the transactions contemplated thereby, (ii) participated in due diligence sessions with the Originator and the Servicer and (iii) had an opportunity to discuss the Issuer’s, the Servicer’s and the Originator’s businesses, management and financial affairs, and the terms and conditions of the proposed purchase with the Issuer, the Originator and the Servicer and their respective representatives;

(b)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and it is able and prepared to bear the economic risk of investing in, the Notes;

(c)    it is a “qualified purchaser” within the meaning of Section 2(A)(51) of the Investment Company Act of 1940 pursuant to an exemption under the Securities Act; and

(d)    it understands and acknowledges and agrees that the Notes are subject to the transfer restrictions set forth in the Indenture.

ARTICLE VI

COVENANTS

SECTION 6.1 Reports and Notices under the Transaction Documents. So long as the Notes remain outstanding:

(a)    Monthly Report and Liquidation Report. The Issuer will cause each Monthly Report and Liquidation Report under the Sale and Servicing Agreement to be delivered to the Initial Purchasers, contemporaneously with the delivery thereof to the Trustee.

(b)    Notices. The Issuer will cause a copy of all notices required to be delivered by it or the Servicer under the Sale and Servicing Agreement or the Indenture to be promptly delivered to the Initial Purchasers.

(c)    Annual Report. Provided that the Initial Purchasers execute such specified user forms as required by the Independent Accountants, if any, the Issuer will cause to be delivered to the Initial Purchasers the annual reports prepared by the Independent Accountants pursuant to Article IX of the Sale and Servicing Agreement.

(d)    Rating Letter.  From time to time at the request of the Initial Purchasers, the Issuer shall deliver, or caused to be delivered, to the Initial Purchasers, one or more Private Rating Letters issued by the Rating Agency confirming the Debt Rating for the Notes then issued and outstanding and setting forth the Private Placement Numbers issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) in respect of such Notes.

SECTION 6.2 Amendments to Indenture and Sale and Servicing Agreement. Notwithstanding that Section 9.01 of the Indenture permits the Issuer and the Trustee to enter into a supplemental indenture without the consent of the Initial Purchasers and Section 13.01(a) of the Sale and Servicing Agreement permits the parties thereto to enter into certain amendments without the consent of the Initial Purchasers, so long as the Initial Purchasers own 100% of the Notes, the Issuer agrees that it will not enter into any such supplemental indenture or amendment to the Indenture or the Sale and Servicing Agreement without the prior written consent of the Initial Purchasers.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective without the written agreement of the Issuer and the Initial Purchasers.

SECTION 7.2 Notices. All notices and other communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if to the Initial Purchasers, shall be mailed, delivered or telegraphed and confirmed to the Initial Purchasers at the following address:

If to Teachers Insurance and Annuity Association of America:

Teachers Insurance and Annuity Association of America
c/o Nuveen Alternatives Advisors LLC
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Private Placements

E-mail:	NuveenPrivatePlacements@nuveen.com DL_InvestmentsCenterofExcellence@tiaa.org KCTIAAGenCustodian@StateStreet.com KCTIAAGenInvManagers@StateStreet.com
Telephone:	(704) 988-4349 (Name: Ho-Young Lee) (212) 916-4000 (General Number)
Facsimile:	(704) 988-4916

With a copy to:

Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262-8500

Attention:	Legal Department
Attention:	Trevor Sanford, Associate General Counsel
E-mail:	Trevor.Sanford@nuveen.com
Telephone:	(704) 988-4092 (212) 916-4000 (General Number)

If to The Lincoln National Life Insurance Company:

The Lincoln National Life Insurance Company

c/o Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Blvd

Charlotte, NC 28262

Attention: Private Placements

Telephone:	(704) 988-4552 (Ken Price)
Facsimile:	(704) 988-4916
Email:	NuveenPrivatePlacements@nuveen.com kenneth.price@nuveen.com

With a copy to:

Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262-8500

Attention:	Legal Department
Attention:	Trevor Sanford, Associate General Counsel
E-mail:	Trevor.Sanford@nuveen.com
Telephone:	(704) 988-4092 (212) 916-4000 (General Number)

If to Pacific Life Insurance Company:

Pacific Life Insurance Company

c/o Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Blvd

Charlotte, NC 28262

Attention: Private Placements

Telephone:	(704) 988-4349 (Ho Young-Lee)
Facsimile:	(704) 988-4916
Email:	NuveenPrivatePlacements@nuveen.com hoyoung.lee@nuveen.com

With a copy to:

Nuveen Alternatives Advisors LLC

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262-8500

Attention:	Legal Dept.
Attention:	Trevor Sanford, Associate General Counsel
E-mail:	Trevor.Sanford@nuveen.com
Telephone:	(704) 988-4092 (212) 916-4000 (General Number)

if to the Issuer, shall be mailed, delivered or telegraphed and confirmed to the Issuer at the following address:

Horizon Funding II, LLC

312 Farmington Avenue
Farmington, CT 06032
Telephone: 860-674-9977
Fax: 860-676-8655
Email: dtrolio@horizontechfinance.com

SECTION 7.3 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.4 Binding Effect; Assignability. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Issuer may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Initial Purchasers; provided, further that each Initial Purchaser acknowledges and agrees that it is subject to the transfer restrictions related to the Notes that are set forth in the Indenture.

(b)    This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Notes shall have been paid in full.

(c)    Any Noteholder may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Noteholder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Noteholder from any of its obligations hereunder or substitute any such pledgee or assignee for such Noteholder as a party hereto.

SECTION 7.5 Confidentiality.

Unless otherwise consented to by each of the Initial Purchasers or the Issuer, as applicable, each of the Initial Purchasers and the Issuer hereby agree that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by the Initial Purchasers or the Issuer, to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to the Purchaser to be bound by this Section 7.5), auditors and attorneys or as required by applicable law.

SECTION 7.6 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 7.7 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

SECTION 7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import this Agreement or any of the other Transaction Document and any amendment, consent or waiver thereof shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any party shall request manually signed counterpart signatures to this Agreement, each of the other parties hereby agrees to provide such manually signed signature pages as soon as commercially reasonable. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 7.9 No Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Initial Purchasers under this Agreement are solely the corporate obligations of the Initial Purchasers.

No recourse under any obligation, covenant or agreement of any Initial Purchaser contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Initial Purchaser (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Initial Purchasers, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Initial Purchaser (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Initial Purchasers contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Initial Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

SECTION 7.10 No Petition. Each Initial Purchaser hereby covenants and agrees that it will not prior to the date which is one year and one day or, if longer, the preference period then in effect after payment in full of the Notes rated by the Rating Agency, institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Transaction Documents.

SECTION 7.11 Survival. All representations, warranties, covenants and guaranties contained in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Notes.

SECTION 7.12 Waiver of Special Damages. In no event shall the Purchaser be liable under or in connection with this Agreement or any other Transaction Document to any Person for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

SECTION 7.13 Costs and Expenses; Indemnification.

(a)    The Issuer shall reimburse the Initial Purchasers and the Trustee for all reasonable and documented out-of-pocket expenses including attorney’s fees of a single counsel (plus one local counsel in each relevant jurisdiction) for each of the Initial Purchasers or the Trustee, (i) incurred by it in connection with the negotiation and preparation of this Agreement, any other Transaction Documents or the Notes and the transactions contemplated thereby, or any amendments, modifications, consents or waivers of the provisions hereof or thereof requested by the Servicer or the Issuer (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) incurred in enforcing its rights under this Agreement, and (iii) incurred in connection with the insolvency or bankruptcy of the Issuer or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Transaction Document.

(b)    The Issuer shall indemnify the Initial Purchasers and the Trustee, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable, documented and out-of-pocket fees, charges and disbursements of outside counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Issuer) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the failure of any representation or warranty of the Issuer, the Servicer or the Originator hereunder or under any other Transaction Document to be true and correct in all material respects (or in all respects for any representation or warranty already qualified by materiality) or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Trustee and its Related Parties, the administration of this Agreement and in the case of the Trustee, the Initial Purchasers and their Related Parties, enforcement of this Agreement (in each case, including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Issuer as a debtor thereunder), (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) with respect to the Initial Purchasers only, result from a claim brought by the Issuer or any other Person against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if the Issuer has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 7.14(b) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(c)    The obligations under this Section shall survive the termination of this Agreement and payment of the obligations hereunder.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HORIZON FUNDING II, LLC, as Issuer

By: Horizon Technology Finance Corporation, its sole member

By:	/s/ Daniel R. Trolio
Name:	Daniel R. Trolio
Title:	Executive Vice President, Chief Financial Officer and Treasurer

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company, as Initial Purchaser

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Ken Price
Name:	Ken Price
Title:	Managing Director

PACIFIC LIFE INSURANCE COMPANY, as Initial Purchaser

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Ken Price
Name:	Ken Price
Title:	Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Initial Purchaser

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Ken Price
Name:	Ken Price
Title:	Managing Director

[Signature Page to Amended and Restated Note Funding Agreement]

SCHEDULE I

COMMITMENTS

Teachers Insurance and Annuity Association of America	$75,000,000
Pacific Life Insurance Company	$75,000,000
The Lincoln National Life Insurance Company	$50,000,000
Total	$200,000,000

Exhibit A

Form of Advance Request

Date: [_________], 202 _

Nuveen Alternatives Advisors LLC, as Beneficiary, and U.S. Bank Trust Company, National Association, as Trustee
850 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262-8500
Attention: Legal Department
Attention: Trevor Sanford, Associate General Counsel
E-mail: Trevor.Sanford@nuveen.com
Telephone: (704) 988-4092

(212) 916-4000 (General Number)

Reference is made to that certain Amended and Restated Note Funding Agreement, dated as of May 23, 2025, by and among Horizon Funding II, LLC, a Delaware limited liability company, as Issuer (the “Issuer”) and the Initial Purchasers (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Amended and Restated Note Funding Agreement)”. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Note Funding Agreement. The Issuer hereby gives you notice, pursuant to Section 2.1 of the Amended and Restated Note Funding Agreement, that it requests an Advance under the Amended and Restated Note Funding Agreement.

The Issuer hereby certifies as follows:

1.	The Issuer hereby requests that such Advance be made on _____________.

2.	The Issuer hereby requests an Advance of $ _____________.

3.	The Advance Availability for the requested Advance Date is $ _____________.

4.

[The Issuer hereby requests that the Advance be funded to the Principal Reinvestment Account set forth in the Amended and Restated Note Funding Agreement.] [The Issuer hereby requests that the Advance be funded to the following account: [__].]

5.

The Issuer has directed the Servicer to withdraw Principal Proceeds in the amount of $_____ from the Collection Account and to deposit such amount to the Principal Reinvestment Account on such Advance Date.

6.	The Issuer hereby certifies that the conditions set forth in Section 3.1 of the Note Funding Agreement have been satisfied.

7.	The Issuer hereby certifies that the Borrowing Base Certificate attached hereto as Schedule A is a true, accurate and complete calculation of the Borrowing Base.

8.	The Issuer hereby requests that such Advance be funded pursuant to the wire instructions set forth on Schedule C hereto.

9.

The Issuer hereby certifies that the attached List of Loans attached hereto as Schedule B is a true, accurate and complete list of Loans that are owned by the Issuer and subject to the lien of the Indenture.

[The Remainder Of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed the Advance Request this day of _____ day of __________, 202_.

HORIZON FUNDING II, LLC, as Issuer

By:
Name:
Title:

Schedule A to Advance Request
[Attach Borrowing Base Calculation]

Schedule B to Advance Request
[Attach List of Loans]

Schedule C to Advance Request

[Attach Wire Instructions]